UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 31, 2005 (October 27, 2005)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont   05654
(Address of principal executive offices)                      (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On October 27, 2005, the Company accelerated the vesting of certain unvested and "out of the money" stock options previously awarded to employees, officers and directors that had exercise prices in excess of $5.29, the closing price of the Company's Class A Common Stock on October 27, 2005, the effective date of the acceleration. Options to purchase 333,600 shares became exercisable immediately. These represent all of the total outstanding unvested option shares and approximately 60% of the total outstanding option shares. The weighted average exercise price of the accelerated options is $6.61 per share.

In addition, in order to prevent unintended personal benefits to officers and directors, restrictions will be imposed on any shares received through the exercise of accelerated options held by those individuals. Those restrictions will prevent the sale of the shares received from the exercise of an accelerated option prior to the original vesting date of the option.

The primary purpose of accelerating the vesting of these options is to reduce the Company's future reported compensation expense upon the planned adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, "Share Based Payment" in the first quarter of 2006. As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record by approximately $473,000 in 2006, $318,000 in 2007, $203,000 in 2008, and $54,000 in 2009.

Item 7.01	Regulation FD Disclosure

On October 28, 2005, the Company issued a press release to announce it would be reporting results for the third quarter ending October 1, 2005 on November 1, 2005, and a conference call has been scheduled for that morning at 11:00 EDT to discuss the Company's results. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Report.

Item 8.01	Other Events

On October 28, 2005, the Company issued a press release announcing the acceleration of vesting described under Item 1.01 of this report on Form 8-K. A copy of the press release is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	99.1	Press Release Announcing Earnings Release Date

	99.2	Press Release Announcing Acceleration of Options

ROCK OF AGES CORPORATION

 FORM 8-K

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: October 31, 2005	By: /s/Michael B. Tule Michael B. Tule Senior Vice President/General Counsel

Exhibit Index

Number	Description

99.1	Press Release Announcing Earnings Release Date

99.2	Press Release Announcing Acceleration of Options